UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	74-1648137
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
1390 Enclave Parkway Houston, Texas 77077-2099 (281) 584-1390 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.250% Senior Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-206568

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Sysco Corporation (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated June 14, 2016 (the “Prospectus Supplement”) to a prospectus dated August 25, 2015 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-206568) (as amended, the “Registration Statement”), which Registration Statement was filed with the Commission on August 25, 2015 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” in the Prospectus Supplement and “Description of Debt Securities and Guarantees” in the Prospectus.

Item 2.	Exhibits

Exhibit No.	Exhibit Description

4.1	Senior Debt Indenture, dated as of June 15, 1995 between Sysco Corporation and First Union Bank, as Trustee (filed as Exhibit 4(a) to the Company’s Registration Statement on Form S-3 filed on June 3, 1998 and incorporated herein by reference).

4.2	Thirteenth Supplemental Indenture, dated as of February 17, 2012 between Sysco Corporation, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Guarantors named therein (filed as Exhibit 4(o) to the Company’s Registration Statement on Form S-3 filed on February 17, 2012 and incorporated herein by reference).

4.3	Thirtieth Supplemental Indenture dated as of June 23, 2016 among Sysco Corporation, the Guarantors named therein, The Bank of New York Mellon Trust Company, N.A., as trustee, registrar and New York paying agent and transfer agent, and The Bank of New York Mellon, London Branch, as London paying agent and transfer agent.

4.4	Form of 1.250% Note due 2023 (included as Annex A to Exhibit 4.3 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sysco Corporation

By:	/s/ Russell T. Libby
Name: Russell T. Libby Title: Executive Vice President, Administration and Corporate Secretary

Date: June 23, 2016